Exhibit 99.2

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on Full Year 2014 and Fourth-Quarter Results

Summary
2014 ended with better results than we expected at the start of the year. Revenue of $55.9B was up 6%, operating income of $15.3B was up 25%, and earnings per share of $2.31 was up 22% from 2013.

Focusing on our fourth quarter results, we achieved record revenue of $14.7B, up 6% from a year ago. PC Client Group revenue was down 3% quarter over quarter and up 3% from a year ago. The Data Center Group was up 11% quarter over quarter and up 25% from a year ago. Gross margin of 65.4% was up about half a point from the third quarter and up 1 point from our prior Outlook. Operating income for the fourth quarter was $4.5B, up $0.9B, or 25% from a year ago. Earnings per share was $0.74, up 45% from a year ago.

For full year 2014, both the PC business and the Data Center business outperformed our expectations at the start of the year. PC Client Group revenue grew by 4% from 2013. We saw PC Client Group platform volumes grow 8% year over year and, inclusive of tablets, we saw 18% unit growth. We saw robust growth in our Data Center business with 8% unit growth and 18% revenue growth on a year over year basis.

The full year 2014 results when compared to the full year 2013 results were the following:

•	Revenue of $55.9B was up 6%, from $52.7B

•	Gross margin of 63.7% was up 3.9 points from 59.8%

•	Operating income of $15.3B was up 25% from $12.3B

•	Net income of $11.7B was up 22% from $9.6B

•	Earnings per share of $2.31 was up 22% from $1.89

The fourth quarter 2014 results when compared to the fourth quarter from a year ago were the following:

•	Revenue of $14.7B was up $0.9B (6%) from $13.8B

•	Gross margin of 65.4% was up 3.4 points from 62.0%

•	Operating income of $4.5B was up $0.9B (25%) from $3.5B

•	Net income of $3.7B was up $1.0B (39%) from $2.6B

•	Earnings per share of $0.74 was up $0.23 (45%) from $0.51

Fourth Quarter 2014

Revenue
Revenue of $14.7B was up 1% sequentially and up 6% on a year-on-year basis. Total platform* volumes, across PC and Data Center, were up 7% on a year-on-year basis. Total platform* average selling prices were up 3% over this same time period.

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PC Client Group had revenue of $8.9B, up 3% on a year-on-year basis with platform volumes up 6% and platform average selling prices down 2% over that same period. On a year-on-year basis, desktop platform volumes were down 1% and desktop platform average selling prices were flat. Notebook platform volumes were up 11% and notebook platform average selling prices were down 3% over that same horizon. Relative to the third quarter, PC Client Group revenue was down 3% with platform volumes down 5% and platform average selling prices up 3%.

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The Data Center Group had revenue of $4.1B, up 25% on a year-on-year basis with platform volumes up 15% and platform average selling prices up 10% over this same period. Relative to the third quarter, Data Center Group revenue was up 11% with platform volumes up 5% and platform average selling prices up 7%.

•	Internet of Things Group had revenue of $591M, up 10% on a year-on-year basis, up 12% from the third quarter.

•	Mobile and Communications Group had negative revenue of $6M, down from $1M from the third quarter.

•	The software and services operating segments had revenue of $557M, down 6% on a year-on-year basis, flat when compared to the third quarter.

•	All other operating segments had revenue of $617M, up 23% on a year-on-year basis, up 7% from the third quarter.

Gross Margin
Gross margin dollars were $9.6B, up $163M compared to the third quarter. Gross margin of 65.4% was up 0.4 point compared to the third quarter, and up 1.4 points when compared to the midpoint of our Outlook provided on October 14.

Gross Margin Reconciliation: Q3'14 to Q4'14 (65.0% to 65.4%, up 0.4 point)
[note: point attributions are approximate]

•	+ 2.0 points: Higher platform* average selling prices

•	+ 1.5 points: Lower production costs on 14nm products

•	- 1.5 points: Higher platform* unit costs primarily on higher mix of 14nm products

•	- 0.5 point: Higher factory start-up costs

•	- 0.5 point: Lower platform* volumes

Gross Margin Reconciliation: Q4'14 Outlook to Q4'14 (64% +/- couple points to 65.4%, up 1.4 point)
[note: point attributions are approximate]

•	+ 1.5 points: Higher platform* average selling prices

•	+ 0.5 points: Lower factory start-up costs and other non-production cost of sales

•	- 0.5 point: Lower platform* volumes

*PC Client Group and Data Center Group microprocessors and chipsets

Gross Margin Reconciliation: Q4'13 to Q4'14 (62.0% to 65.4%, up 3.4 points)
When comparing to the fourth quarter from a year ago, gross margin was up 3.4 points primarily due to lower factory start-up costs, lower platform* unit costs, higher platform* average selling prices, and higher platform* volumes. These increases were partially offset by the impact of higher tablet volumes and higher production costs on 14nm products.

Spending
Spending for R&D and MG&A was $5.0B, up approximately $200M from the third quarter, and up approximately $100M from our Outlook provided on October 14. The overall increase in spending compared to our prior Outlook was driven by an increase in profit dependent spending. R&D and MG&A as a percentage of revenue was 34%, up from 33% in the third quarter.

Depreciation was $1.9B, in line with expectations.

Restructuring and asset impairment charges in the fourth quarter were $57M, in line with expectations.

Amortization of acquisition related intangibles was $72M, in line with expectations.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a net gain of $206M compared to a $10M net gain in the third quarter and our Outlook provided on October 14 of approximately $175M.

The effective tax rate for the fourth quarter was 21%, down 5.7 points from the third quarter driven by the reenactment of the U.S. R&D tax credit.

Balance Sheet and Cash Flow Items
On the balance sheet, total cash investments^^ ended the quarter at $14.1B, down $1.5B from the third quarter. $12.0B of the total $14.1B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the fourth quarter was approximately $5.8B. During the fourth quarter, we paid approximately $1.1B in dividends, purchased $2.1B in capital assets and repurchased $4.0B in stock. Total inventories were up $158M.

Other Items
The total number of employees was up 1K from the third quarter to 107K.

Diluted shares outstanding decreased by 105M shares from the third quarter to 4.9B shares driven by third quarter and fourth quarter share repurchases. Diluted shares outstanding is calculated based on a weighted average of shares outstanding during the quarter. As a result, a portion of the $4.2B of third quarter share repurchases and a portion of the $4.0B of the fourth quarter share repurchases are reflected in our fourth quarter weighting for diluted shares outstanding. The remaining 25M share impact of our fourth quarter repurchases will be included in our first quarter of 2015 diluted shares outstanding.

*PC Client Group and Data Center Group microprocessors and chipsets
^^ Cash and cash equivalents, short-term investments, and trading assets

Full Year 2014

Revenue
Revenue of $55.9B was up 6% from 2013. Total platform* volume was up 8% from 2013. Total platform* average selling prices were flat over this same period.

•	The PC Client Group had revenue of $34.7B, up 4% from 2013. PC Client Group platform volume was up 8% from 2013 and platform average selling prices were down 4% over that same period. Desktop platform volume was up 3% and desktop platform average selling prices were up 2% from 2013. Notebook platform volume was up 11% and notebook platform average selling prices were down 7% from 2013.

•	The Data Center Group had revenue of $14.4B, up 18% from 2013. Data Center Group platform volume was up 8% and platform average selling prices were up 10% over that same period.

•	Internet of Things Group had revenue of $2.1B, up 19% from 2013.

•	Mobile and Communications Group had revenue of $202M, down 85% from 2013.

•	The software and services operating segments had revenue of $2.2B, up 1% from 2013.

•	All other operating segments had revenue of $2.3B, up 18% from 2013.

Gross Margin
Gross margin dollars were $35.6B, up $4.1B from 2013. Gross margin of 63.7% was up 3.9 points from 2013 driven by lower platform* unit costs on 22nm, lower start-up costs, and higher platform* volumes, these increases were partially offset by the increase in tablet volumes.

Spending
Spending for R&D and MG&A was $19.7B, up 5% from 2013 primarily as a result of increased investment in R&D and higher profit dependent spending. R&D and MG&A as a percentage of revenue was 35%, flat compared to 2013.

R&D spending was $11.5B, up 9% from 2013.

MG&A spending was $8.1B, up 1% from 2013.

Depreciation was $7.4B, up from $6.8B in 2013.

Restructuring and asset impairment charges for 2014 were $295M, up from $240M in 2013.

Amortization of acquisition related intangibles was $294M, up from $291M in 2013.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a net gain of $454M, higher than the net $320M gain in 2013.

The effective tax rate for 2014 was 26%, up 2.2 points in 2013 driven by the reenactment of the U.S. R&D tax credit.

*PC Client Group and Data Center Group microprocessors and chipsets
^^ Cash and cash equivalents, short-term investments, and trading assets

Balance Sheet and Cash Flow Items
Cash flow from operations in 2014 was approximately $20.4B. On the balance sheet, total cash investments^^ ended the year at $14.1B, down $6.0B from 2013. During 2014, we paid approximately $4.4B in dividends, purchased $10.1B in capital assets, and repurchased $10.8B in stock. Total inventories were down approximately $101M from a year ago.

Other Items
The number of employees in the company is approximately 107K, down from approximately 108K in 2013.

Q1 2015 Outlook
Intel's Business Outlook for the first quarter does not include the effect of any business combinations, asset acquisitions, divestitures, or other investments that may be completed after January 15. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Revenue
Revenue is expected to be $13.7B, plus or minus $500M in the first quarter. The midpoint of this range is down 7% from the fourth quarter, in line with the average seasonal decrease for the first quarter.

Gross Margin
Gross margin in the first quarter is expected to be 60%, plus or minus a couple of points, down 5.4 points from the fourth quarter.

Gross Margin Reconciliation: Q4'14 to Q1'15 Outlook (65.4% to 60% +/- a couple points)
[note: point attributions are approximate]

•	- 2.0 points: Higher platform* unit costs primarily on 14nm products

•	- 1.5 points: Higher factory start-up costs

•	- 1.0 point: Lower platform* volumes

•	- 0.5 point: Higher platform* write-offs (primarily higher pre-qualification costs on Skylake)

Spending
Spending for R&D and MG&A in the first quarter is expected to be approximately $4.9B, down approximately $140M from the fourth quarter.

Depreciation is forecast to be approximately $1.8B, flat to the fourth quarter.

Restructuring charges are forecast to be approximately $40M.

Amortization of acquisition-related intangibles is forecast to be approximately $65M.

Other Income Statement Items
Gains and losses from equity investments and interest and other income are expected to be approximately zero, compared to a net gain of $206M in the fourth quarter.

*PC Client Group and Data Center Group microprocessors and chipsets
^^ Cash and cash equivalents, short-term investments, and trading assets

2015 Outlook
The Outlook for full year 2015 does not include the effect of any acquisitions, divestitures or similar transactions that may be completed after January 15.

Revenue
Revenue for the year is expected to grow in the mid-single digits percentage points.

Gross Margin
Gross margin for the year is expected to be 62%, plus or minus a couple points, down from 2014.

Gross Margin Reconciliation: 2014 to 2015 Outlook (63.7% to 62% +/- a couple points)
[note: point attributions are approximate]

•	- 2.0 points: Higher platform* unit costs primarily on 14nm products

•	- 1.0 point: Higher factory start-up costs

•	+ 0.5 point: Lower production costs on 14nm

•	+ 0.5 point: Tablet Impact

Spending
Spending for R&D and MG&A for the year is expected to be approximately $20.0B plus or minus $400 million, up from 2014.

R&D spending is expected to be approximately $12.2B, up from 2014.

MG&A spending is expected to be approximately $7.9B, down from 2014.

Depreciation is forecast to be approximately $8.1B plus or minus $100M.

Amortization of acquisition-related intangibles is forecast to be approximately $255M.

Other Income Statement Items
The tax rate for 2015 is expected to be 27%, approximately flat to 2014.

Balance Sheet and Cash Flow Items
Capital spending for 2015 is expected to be $10.0B plus or minus $500M, up from 2014.

*PC Client Group and Data Center Group microprocessors and chipsets

Risk Factors
The statements in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should" and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

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Demand for Intel’s products is highly variable and could differ from expectations due to factors including changes in the business and economic conditions; consumer confidence or income levels; customer acceptance of Intel’s and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

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Intel’s gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel’s ability to respond quickly to technological developments and to introduce new features into existing products, which may result in restructuring and asset impairment charges.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

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The amount, timing and execution of Intel’s stock repurchase program and dividend program could be affected by changes in Intel’s priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel’s cash flows and changes in tax laws.

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Intel’s expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, changes in the fair value or impairments of debt and equity investments, interest rates, cash balances and changes in the fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

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Intel’s results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel’s results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Form 10-K and Form 10-Q.